EXHIBIT 99.1

NERDWALLET REPORTS SECOND QUARTER 2023 RESULTS
Revenue of $143.3 million, Up 14% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $143.3 million
•GAAP net loss of $10.7 million and $0.14 loss per diluted share
•Adjusted EBITDA of $20.7 million
SAN FRANCISCO, CA—August 2, 2023—NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its second quarter ended June 30, 2023.
“In Q2, NerdWallet achieved growth in revenue and Adjusted EBITDA, as our brand’s resonance with consumers and SMBs helped to mitigate headwinds in lending and insurance,” said Tim Chen, Co-Founder and CEO of NerdWallet. “We see evidence that our strategy is effectively enabling us to increase our share within the larger growing market, and we attribute this growth to our track record of providing consumers with trusted, knowledgeable, and actionable financial guidance. Increasing our consumer mindshare fuels our long-term vision of being a trusted financial ecosystem that consumers and SMBs can rely on.”
“We’re pleased to announce another quarter of growth above our guidance, delivering Q2 revenue of $143 million, up 14% year-over-year,” said Lauren StClair, CFO of NerdWallet. "We are making disciplined investments in building our brand awareness and engaging our user base, and we are making progress towards returning to our historical Adjusted EBITDA margin levels. Looking ahead, we are focused on driving incremental efficiencies while optimizing for investment levels that balance both shorter-term profitability considerations with longer-term growth opportunities."

SECOND QUARTER 2023 HIGHLIGHTS
•Credit cards revenue of $51.2 million decreased 6% year-over-year, primarily due to reduced marketing spending by our financial services partners amidst an increasingly cautious underwriting environment. Consumer demand continues to reflect our growing brand awareness and increased consumer intent combined with our deep alignment with partners to deliver quality matches.
•Loans revenue of $23.1 million was down 4% year-over-year, primarily due to decreases in mortgages and student loans reflecting higher interest rates and continuing macroeconomic headwinds, partially offset by re-accelerating growth in personal loans.
•Other verticals revenue of $69.0 million was up 48% year-over-year, driven by strong growth in banking, insurance and SMB products.
•We had 22 million average Monthly Unique Users (MUUs), which was up 9% year-over-year. We saw strong engagement in areas such as banking, insurance and travel products, and are also incorporating our acquisition of OTB in July 2022. Partially offsetting growth were declines from a continued challenging macroeconomic environment in mortgages.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Jun 30,	Jun 30,		Mar 31,
(in millions, except per share amounts)	2023	2022	YoY	2023	QoQ
Revenue	$143.3	$125.2	14%	$169.6	(15%)
Credit cards(1)	51.2	54.6	(6%)	61.3	(16%)
Loans(2)	23.1	24.0	(4%)	22.0	5%
Other verticals(3)	69.0	46.6	48%	86.3	(20%)

Loss from operations	$(4.2)	$(9.0)	(54%)	$(0.8)	404%
Net income (loss)	$(10.7)	$(9.3)	16%	$1.7	NM

Net income (loss) per share
Basic	$(0.14)	$(0.14)	0%	$0.02	NM
Diluted	$(0.14)	$(0.14)	0%	$0.02	NM

Non-GAAP financial measures(4)
Adjusted EBITDA	$20.7	$12.7	63%	$20.9	(1%)
Non-GAAP operating income (loss)	$0.5	$(5.8)	NM	$3.8	(87%)

Cash and cash equivalents	$67.1	$125.8	(47%)	$100.8	(33%)
Average monthly unique users(5)	22	20	9%	23	(7%)
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA and non-GAAP operating income (loss) are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s second quarter 2023 financial results will be webcast live today, August 2, 2023 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions, except per share amounts)	2023	2022		2023	2022
Revenue	$143.3	$125.2	14%	$312.9	$254.3	23%
Costs and Expenses:
Cost of revenue	13.1	8.2	61%	26.9	15.9	69%
Research and development	20.0	20.1	(0%)	39.5	37.5	5%
Sales and marketing	98.8	88.8	11%	220.5	184.9	19%
General and administrative	15.6	15.3	1%	31.0	28.4	10%
Change in fair value of contingent consideration related to earnouts	—	1.8	(100%)	—	5.7	(100%)
Total costs and expenses	147.5	134.2	10%	317.9	272.4	17%
Loss From Operations	(4.2)	(9.0)	(54%)	(5.0)	(18.1)	(72%)
Other income (expense), net:
Interest income	0.8	0.1	701%	1.8	0.1	NM
Interest expense	(0.2)	(0.2)	4%	(0.4)	(0.4)	9%
Other losses, net	—	—	NM	(0.1)	—	352%
Total other income (expense), net	0.6	(0.1)	NM	1.3	(0.3)	NM
Loss before income taxes	(3.6)	(9.1)	(61%)	(3.7)	(18.4)	(80%)
Income tax provision	7.1	0.2	NM	5.3	1.4	275%
Net Loss	$(10.7)	$(9.3)	16%	$(9.0)	$(19.8)	(55%)

Net Loss Per Share Attributable to Common Stockholders
Basic	$(0.14)	$(0.14)	0%	$(0.12)	$(0.29)	(59%)
Diluted	$(0.14)	$(0.14)	0%	$(0.12)	$(0.29)	(59%)

Weighted-Average Shares Used in Computing Net Loss Per Share Attributable to Common Stockholders
Basic	76.8	67.4		76.3	67.2
Diluted	76.8	67.4		76.3	67.2

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$67.1	$83.9
Accounts receivable—net	92.4	87.0
Prepaid expenses and other current assets	21.7	18.3
Total current assets	181.2	189.2
Property, equipment and software—net	52.5	49.1
Goodwill	111.5	111.2
Intangible assets—net	54.9	64.1
Right-of-use assets	9.9	11.3
Other assets	0.6	0.8
Total Assets	$410.6	$425.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1.6	$3.6
Accrued expenses and other current liabilities	33.4	37.9
Contingent consideration—current	—	30.9
Total current liabilities	35.0	72.4
Other liabilities—noncurrent	10.6	11.6
Total liabilities	45.6	84.0
Commitments and contingencies
Stockholders’ equity	365.0	341.7
Total Liabilities and Stockholders’ Equity	$410.6	$425.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Six Months Ended June 30,
(in millions)	2023	2022
Operating Activities:
Net loss	$(9.0)	$(19.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23.9	14.8
Stock-based compensation	19.9	16.2
Change in fair value of contingent consideration related to earnouts	—	5.7
Deferred taxes	(0.3)	(1.3)
Non-cash lease costs	1.4	1.3
Other, net	1.2	0.5
Changes in operating assets and liabilities:
Accounts receivable	(6.4)	(19.3)
Prepaid expenses and other assets	(3.2)	(3.1)
Accounts payable	(1.9)	2.0
Accrued expenses and other current liabilities	(4.6)	2.4
Payment of contingent consideration	(14.0)	(11.5)
Operating lease liabilities	(1.5)	(0.9)
Other liabilities	0.9	(1.4)
Net cash provided by (used in) operating activities	6.4	(14.4)
Investing Activities:
Capitalized software development costs	(14.9)	(13.0)
Purchase of property and equipment	(0.4)	(2.9)
Net cash used in investing activities	(15.3)	(15.9)
Financing Activities:
Payment of contingent consideration	(16.9)	(19.0)
Proceeds from line of credit	7.5	—
Payments on line of credit	(7.5)	—
Proceeds from exercise of stock options	8.8	4.3
Issuance of Class A common stock under Employee Stock Purchase Plan	1.9	3.2
Repurchase of Class A common stock	(1.3)	—
Tax payments related to net-share settlements on restricted stock units	(0.5)	—
Net cash used in financing activities	(8.0)	(11.5)
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.2)
Net decrease in cash and cash equivalents	(16.8)	(42.0)
Cash and Cash Equivalents:
Beginning of period	83.9	167.8
End of period	$67.1	$125.8

NON-GAAP FINANCIAL MEASURES

We use Adjusted EBITDA and non-GAAP operating income (loss) in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) losses (gains) on disposals of assets, (2) change in fair value of contingent consideration related to earnouts, (3) deferred compensation related to earnouts, (4) stock-based compensation, and (5) acquisition-related costs.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) losses (gains) on disposals of assets, (2) change in fair value of contingent consideration related to earnouts, (3) deferred compensation related to earnouts, and (4) acquisition-related costs. We also reduce income (loss) from operations for capitalized internally developed software costs.
The above items are excluded from our Adjusted EBITDA and non-GAAP operating income (loss) measures because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that Adjusted EBITDA and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA and non-GAAP operating income (loss) are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Adjusted EBITDA and non-GAAP operating income (loss) have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA and non-GAAP operating income (loss) exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and non-GAAP operating income (loss) do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA and non-GAAP operating income (loss) exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA and non-GAAP operating income (loss) as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA and non-GAAP operating income (loss) alongside other financial performance measures, including net income (loss), income (loss) from operations, and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net income (loss), and non-GAAP operating income (loss) to income (loss) from operations, the most comparable respective GAAP financial measures, as follows:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions)	2023	2022		2023	2022
Net loss	$(10.7)	$(9.3)	16%	$(9.0)	$(19.8)	(55%)
Depreciation and amortization	12.2	7.6	59%	23.9	14.8	61%
Stock-based compensation	11.3	9.7	17%	19.9	16.2	23%
Acquisition-related retention	1.4	—	NM	2.8	—	NM
Deferred compensation related to earnouts	—	0.4	(100%)	—	0.8	(100%)
Change in fair value of contingent consideration related to earnouts	—	1.8	(100%)	—	5.7	(100%)
Acquisition-related expenses	—	2.2	(100%)	—	2.2	(100%)
Interest (income) expense, net	(0.6)	0.1	NM	(1.4)	0.3	NM
Other losses, net	—	—	NM	0.1	—	352%
Income tax provision	7.1	0.2	NM	5.3	1.4	275%
Adjusted EBITDA	$20.7	$12.7	63%	$41.6	$21.6	93%
Stock-based compensation	(11.3)	(9.7)	17%	(19.9)	(16.2)	23%
Capitalized internally developed software costs	(8.9)	(8.8)	0%	(17.4)	(16.7)	4%
Non-GAAP operating income (loss)	$0.5	$(5.8)	NM	$4.3	$(11.3)	NM

Net loss margin	(7%)	(7%)		(3%)	(8%)
Adjusted EBITDA margin[1]	14%	10%		13%	8%

Loss from operations	$(4.2)	$(9.0)	(54%)	$(5.0)	$(18.1)	(72%)
Depreciation and amortization	12.2	7.6	59%	23.9	14.8	61%
Acquisition-related retention	1.4	—	NM	2.8	—	NM
Deferred compensation related to earnouts	—	0.4	(100%)	—	0.8	(100%)
Change in fair value of contingent consideration related to earnouts	—	1.8	(100%)	—	5.7	(100%)
Acquisition-related expenses	—	2.2	(100%)	—	2.2	(100%)
Capitalized internally developed software costs	(8.9)	(8.8)	0%	(17.4)	(16.7)	4%
Non-GAAP operating income (loss)	$0.5	$(5.8)	NM	$4.3	$(11.3)	NM

Operating loss margin	(3%)	(7%)		(2%)	(7%)
Non-GAAP operating income (loss) margin[2]	0%	(5%)		1%	(4%)
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
(2)    Represents non-GAAP operating income (loss) as a percentage of revenue.

The following table provides our historical Adjusted EBITDA and non-GAAP operating income (loss), along with reconciliations to net income (loss) and income (loss) from operations, the most comparable respective GAAP financial measures:

	Three Months Ended
(in millions)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net income (loss)	$(10.7)	$1.7	$8.9	$0.7	$(9.3)	$(10.5)	$(7.9)	$(7.8)	$(13.9)	$(12.9)
Depreciation and amortization	12.2	11.7	11.4	10.8	7.6	7.2	7.2	7.1	6.6	6.2
Stock-based compensation	11.3	8.6	9.1	9.1	9.7	6.5	7.1	4.3	4.2	2.3
Acquisition-related retention	1.4	1.4	1.4	1.4	—	—	—	—	—	—
Deferred compensation related to earnouts	—	—	0.5	0.4	0.4	0.4	0.6	0.6	0.4	0.5
Loss on disposal of assets	—	—	—	—	—	—	—	0.5	—	0.3
Change in fair value of contingent consideration related to earnouts	—	—	0.6	0.4	1.8	3.9	8.0	2.4	0.7	7.0
Acquisition-related expenses	—	—	0.1	1.2	2.2	—	—	—	—	0.1
Interest (income) expense, net	(0.6)	(0.8)	0.3	0.4	0.1	0.2	0.2	0.4	0.4	0.3
Other losses (gains), net	—	0.1	—	—	—	—	(1.5)	0.1	(1.3)	0.1
Income tax provision (benefit)	7.1	(1.8)	(1.3)	(9.9)	0.2	1.2	(0.2)	13.6	(7.9)	(0.7)
Adjusted EBITDA	$20.7	$20.9	$31.0	$14.5	$12.7	$8.9	$13.5	$21.2	$(10.8)	$3.2
Stock-based compensation	(11.3)	(8.6)	(9.1)	(9.1)	(9.7)	(6.5)	(7.1)	(4.3)	(4.2)	(2.3)
Capitalized internally developed software costs	(8.9)	(8.5)	(8.2)	(8.8)	(8.8)	(7.9)	(6.4)	(5.8)	(6.1)	(5.7)
Non-GAAP operating income (loss)	$0.5	$3.8	$13.7	$(3.4)	$(5.8)	$(5.5)	$—	$11.1	$(21.1)	$(4.8)

Net income (loss) margin	(7%)	1%	6%	0%	(7%)	(8%)	(8%)	(8%)	(15%)	(14%)
Adjusted EBITDA margin[1]	14%	12%	22%	10%	10%	7%	14%	21%	(12%)	4%

Income (loss) from operations	$(4.2)	$(0.8)	$7.9	$(8.8)	$(9.0)	$(9.1)	$(9.4)	$6.3	$(22.7)	$(13.2)
Depreciation and amortization	12.2	11.7	11.4	10.8	7.6	7.2	7.2	7.1	6.6	6.2
Acquisition-related retention	1.4	1.4	1.4	1.4	—	—	—	—	—	—
Deferred compensation related to earnouts	—	—	0.5	0.4	0.4	0.4	0.6	0.6	0.4	0.5
Loss on disposal of assets	—	—	—	—	—	—	—	0.5	—	0.3
Change in fair value of contingent consideration related to earnouts	—	—	0.6	0.4	1.8	3.9	8.0	2.4	0.7	7.0
Acquisition-related expenses	—	—	0.1	1.2	2.2	—	—	—	—	0.1
Capitalized internally developed software costs	(8.9)	(8.5)	(8.2)	(8.8)	(8.8)	(7.9)	(6.4)	(5.8)	(6.1)	(5.7)
Non-GAAP operating income (loss)	$0.5	$3.8	$13.7	$(3.4)	$(5.8)	$(5.5)	$—	$11.1	$(21.1)	$(4.8)

Operating income (loss) margin	(3%)	0%	6%	(6%)	(7%)	(7%)	(9%)	6%	(25%)	(15%)
Non-GAAP operating income (loss) margin[2]	0%	2%	10%	(2%)	(5%)	(4%)	0%	11%	(23%)	(5%)
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
(2)    Represents non-GAAP operating income (loss) as a percentage of revenue.

FINANCIAL OUTLOOK
We are providing guidance for the third quarter of 2023:
•Revenue is expected in the range of $142 - $147 million, 1% year-over-year growth rate at midpoint
•Adjusted EBITDA is expected in the range of $18 - $20 million
We also provide guidance for full year 2023:
•There will be variability in our quarterly margins, but we expect a 2023 annual Adjusted EBITDA margin of over 15%, a year-over-year increase of approximately three percentage points.
•GAAP operating loss margin of approximately (1%)
•Non-GAAP operating income margin of approximately 2%
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted operating loss margin to forecasted non-GAAP operating income margin is as follows:

Forecasted Full Year 2023
Operating loss margin[1]	(1%)
Impact on margin of:
Depreciation and amortization	8%
Acquisition-related retention	1%
Capitalized internally developed software costs	(6%)
Non-GAAP operating income margin[2]	2%
______________
(1)    Represents forecasted operating loss as a percentage of forecasted revenue.
(2)    Represents forecasted non-GAAP operating income as a percentage of forecasted revenue.
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, rising interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, Adjusted EBITDA, non-GAAP operating income (loss) and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;

•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions;
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions; and
•our share repurchase plan, including expectations regarding the amount, timing and manner of repurchases made under the plan.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.
The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Kate Bondurant
press@nerdwallet.com